Exhibit 99.1

News	Contact:
Dennis C. Fabro Senior Vice President, Investor Relations (312) 798-6290
Trizec Announces Agreement to Acquire
$1.6 Billion Southern California Office Portfolio
- Continues Capital Recycling Program -
- Creates Platform in West Los Angeles and San Diego Markets -
     CHICAGO, December 22, 2005 — Trizec Properties, Inc. (NYSE: TRZ) today announced that it has signed an agreement to acquire a high-quality Southern California office portfolio comprised of 13 properties, totaling 4.1 million square feet, and several development land parcels for $1.63 billion from Arden Realty, Inc. (NYSE: ARI). The portfolio purchase is a part of the acquisition of Arden announced today by GE Real Estate, a division of GE Commercial Finance.
     The closing of Trizec’s portfolio acquisition and GE Real Estate’s acquisition of Arden are both anticipated to occur by the end of the second quarter of 2006, subject to approval by Arden’s common shareholders and certain other customary closing conditions. The completed transaction will result in Trizec owning 100 percent of the acquired properties. Trizec’s portfolio acquisition is contingent upon the completion of GE Real Estate’s acquisition of Arden.
     The portfolio is concentrated in West Los Angeles, with 10 properties totaling 2.7 million square feet, and in San Diego, with three properties totaling 1.4 million square feet. The properties include: Howard Hughes Center, Westwood Center and World Savings Center in West Los Angeles, and Arden Towers at Sorrento and 701 B Street in San Diego. The portfolio also includes land parcels at the Howard Hughes Center that can accommodate the development of up to 490,000 square feet of office space and 600 residential units. The portfolio is expected to be approximately 91 percent occupied at the closing of this transaction.
     To facilitate this transaction, Trizec has arranged a bridge loan that could fund up to $1.48 billion of the acquisition price. The bridge loan has a 12-month term, with two 6-month extension options. The balance of the acquisition price will be funded with a draw on Trizec’s existing unsecured credit facility and the issuance of up to approximately $75 million of operating partnership units in Trizec Holdings Operating LLC to holders of limited partnership interests in Arden’s operating partnership. It is anticipated that the outstanding balance on the bridge loan and credit facility will be gradually reduced with proceeds from Trizec’s on-going capital recycling program and from permanent mortgage financing on the acquired assets.

Trizec Properties, Inc.	Tel: (312) 798-6000
10 S. Riverside Plaza, Suite 1100	Fax: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

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     With this transaction, Trizec will nearly double its Southern California office portfolio from 4.5 million square feet to more than 8.6 million square feet. Accordingly, Southern California will become Trizec’s largest market and will represent more than 28 percent of the company’s total net operating income, based on Trizec’s current portfolio.
     Tim Callahan, Trizec’s president and chief executive officer commented, “This transaction represents a unique opportunity to acquire a substantial, high-quality, office portfolio that will allow us to efficiently establish meaningful concentrations in very attractive markets with strong economies, job growth and market fundamentals. These high-quality assets, with strong embedded growth opportunities, will be a great addition to our existing portfolio.” Mr. Callahan added, “While we have been executing our capital recycling program over the past 18 months, beginning with the acquisition of Bank of America Plaza in downtown Los Angeles, this transaction is simply a continuation and acceleration of our program, which has resulted in acquisitions totaling $2.8 billion.”
     As the tenth largest economy in the world, Southern California has dynamic and diversified underlying local economies with low unemployment rates and strong employment trends. In addition, the submarkets in which this portfolio is concentrated benefit from strong market fundamentals including low current vacancy rates and continued momentum in rental rate growth.

PORTFOLIO SUMMARY
		Square
Market/Property	Submarket	Feet

West Los Angeles
Howard Hughes Center
6060 Center Drive	Fox Hills / Culver City	262,000
6080 Center Drive	Fox Hills / Culver City	307,000
6100 Center Drive	Fox Hills / Culver City	286,000
Howard Hughes Spectrum	Fox Hills / Culver City	37,000
Howard Hughes Tower	Fox Hills / Culver City	331,000
Northpoint	Fox Hills / Culver City	103,000

Sub-total Howard Hughes Center	6 properties	1,326,000
9665 Wilshire Boulevard	Beverly Hills Triangle	169,000
World Savings Center	Brentwood	494,000
5670 Wilshire Boulevard	Miracle Mile	408,000
Westwood Center	Westwood	334,000

Total West Los Angeles	10 properties	2,731,000

San Diego
701 B Street	Downtown	570,000
707 Broadway	Downtown	170,000
Arden Towers at Sorrento	Sorrento Mesa	608,000

Total San Diego	3 properties	1,348,000

Total Operating Portfolio	13 properties	4,079,000

Development Land Parcels
Howard Hughes Center	Development potential for up to 490,000 square feet of office space and 600 residential units.

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     Trizec Properties will conduct a conference call today, December 22, from 9:00 a.m. to 10:00 a.m. Central Time, to discuss this office portfolio acquisition. To participate in the call, please dial (877) 626-0598 from Canada and the U.S., or (706) 679-1441 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties Web site, www.trz.com, via hyperlink. To listen to the live webcast, please visit the Web site at least 15 minutes beforehand in order to download and install any necessary audio software.
     A replay of the call will be available for 15 business days by dialing (800) 642-1687 or (706) 645-9297 and entering the pass code 3827511. A replay of this call will be available online at the Company’s Web site and at various financial Web portals.
     Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. Excluding today’s announcement, the company currently has ownership interests in and manages a high-quality portfolio of 50 office properties totaling approximately 37 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s Web site at www.trz.com or call toll free at 1 (800) 891-7017.
This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. We intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1. Business – Risk Factors” in our 2004 Form 10-K, filed with the Securities and Exchange Commission on March 11, 2005. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to consummate the acquisition that is the subject of this release and to acquire office properties selectively in our core markets; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of our common stock owned by Trizec Canada Inc.; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

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This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. No offering of securities shall be made absent registration or an applicable exemption from registration requirements.
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